UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

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Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

SCIENTIFIC GAMES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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May 23, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Scientific Games Corporation to be held at 10:00 a.m. on Tuesday, June 14, 2005, at the Regency Hotel, 540 Park Avenue, New York, New York.

At the Annual Meeting, you will be asked to elect directors, ratify the appointment of independent accountants and approve an amendment and restatement of the Scientific Games Corporation 2003 Incentive Compensation Plan. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement.

Whether you plan to attend in person or not, it is important that your shares be represented and voted at the Annual Meeting. Therefore, regardless of the number of shares you own, please complete, sign, date and mail the enclosed proxy card in the return envelope provided. Most stockholders will also be able to vote by telephone or over the Internet. Please refer to your proxy card to see which options are available to you.

I look forward to seeing you at the Annual Meeting.

Sincerely,
A. Lorne Weil Chairman of the Board

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Scientific Games Corporation will be held at 10:00 a.m. on Tuesday, June 14, 2005, at the Regency Hotel, 540 Park Avenue, New York, New York, for the following purposes:

1.	To elect nine members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as independent accountants for the Company for the fiscal year ending December 31, 2005.

3.	To approve an amendment and restatement of the Scientific Games Corporation 2003 Incentive Compensation Plan which would increase the number of shares available for awards by 2 million shares.

4.	To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof. The Board of Directors is not presently aware of any such matter.

Only stockholders of record at the close of business on May 19, 2005 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Secretary of the Company at 750 Lexington Avenue, 25th Floor, New York, New York, and will be available for inspection at the meeting itself.

Whether you plan to be personally present at the meeting or not, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope or, if available to you, submit your proxy by telephone or over the Internet. If you later desire to revoke your proxy, you may do so at any time before it is exercised, in the manner described in the enclosed Proxy Statement.

By Order of the Board of Directors
Martin E. Schloss Vice President, General Counsel and Secretary

Dated: May 23, 2005

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Scientific Games Corporation ("Scientific Games," the "Company," "we" or "us") of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, June 14, 2005, at 10:00 a.m. at the Regency Hotel, 540 Park Avenue, New York, New York, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

It is expected that this Proxy Statement and enclosed form of proxy will be mailed to stockholders beginning on or about May 23, 2005. The Annual Report for the fiscal year ended December 31, 2004 is also being mailed to stockholders with this Proxy Statement.

Stockholders Entitled to Vote

All stockholders of record at the close of business on May 19, 2005 are entitled to vote at the meeting. At the close of business on May 19, 2005, a total of 89,118,925 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.

Voting Procedures

If you are the record holder of your shares, you can vote in person at the meeting or by proxy in one of the following three ways:

1.	Vote by Mail: Complete, sign, date and return your proxy card in the enclosed postage-paid envelope.

2.	Vote by Telephone: Call the toll-free number 1-800-proxies. You will need to provide the control number printed on your proxy card and follow the instructions on your card and the voice prompts.

3.	Vote over the Internet: Go to the website www.voteproxy.com. You will need to provide the control number printed on your proxy card and follow the instructions on your card and the website.

If you vote by telephone or over the Internet, do not return your proxy card.

If you are not the record holder of your shares (i.e., they are held in "street" name by a broker, bank or other nominee), you will receive instructions from the record holder asking you how you wish to vote. Telephone and Internet voting will be offered by most brokers and banks. Please refer to the proxy form and other information provided by the record holder to see which voting options are available to you. If you wish to vote your shares in person at the meeting, you must first obtain a proxy issued in your name from the record holder.

Voting of Proxies

All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the recommendations of the Board, which are as follows:

•	FOR election of the nominated directors (Proposal 1);

•	FOR ratification of the appointment of the independent accountants (Proposal 2); and

•	FOR approval of the amended and restated 2003 Incentive Compensation Plan (Proposal 3)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Changing Your Vote

A proxy may be revoked at any time prior to its being voted by delivering written notice to the Secretary of the Company, by delivering a properly executed later-dated proxy (including by telephone or over the Internet), or by voting in person at the meeting.

Quorum

The presence, in person or by proxy, of the stockholders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required

Election of Directors.    Assuming a quorum is present, directors will be elected by a plurality of the votes cast in person or by proxy at the meeting.

Other Proposals.    Approval of other proposals require the affirmative vote of a majority of the votes entitled to be cast in person or by proxy at the meeting.

Effect of Abstentions

If you vote "Abstain" (rather than vote "For" or "Against") with respect to a proposal, your shares will count as present for purposes of determining whether a quorum is present but will have the effect of a negative vote on matters other than the election of directors.

Effect of Broker Non-Votes

If any broker "non-votes" occur at the meeting with respect to your shares, the broker "non-votes" will count for purposes of determining whether a quorum is present but not for purposes of determining the number of votes cast with respect to a particular proposal. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the owner. Brokers have discretionary voting power under the rules governing brokers to vote without instructions from the beneficial owner on certain "routine" items such as the election of directors and the ratification of the appointment of independent accountants (Proposals 1 and 2) and, accordingly, your shares may be voted by your broker on Proposals 1 and 2.

SECURITY OWNERSHIP

The following table sets forth certain information as of March 31, 2005 as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors, each of the Named Executive Officers listed in the Summary Compensation Table, and all of our directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

	Shares of Common Stock
Name	Number(1)		Percent(1)
MacAndrews & Forbes Holdings Inc.	21,915,089	(2)	24.60%
35 East 62nd Street New York, NY 10021
RS Investment Management Co. LLC.	5,140,013	(3)	5.77%
388 Market Street San Francisco, CA 94111
A. Lorne Weil	4,398,582	(4)	4.81%
Peter A. Cohen	1,074,671	(5)	1.21%
Colin J. O'Brien	10,594		*
Ronald O. Perelman	21,930,621	(6)	24.62%
Howard Gittis	25,532	(7)	*
Barry F. Schwartz	20,532	(7)	*
Eric M. Turner	3,816		*
Brian G. Wolfson	8,938		*
Joseph R. Wright, Jr.	1,251		*
Martin E. Schloss	324,146	(8)	*
DeWayne E. Laird	70,350	(9)	*
William J. Huntley	57,883	(10)	*
Cliff O. Bickell	54,194	(11)	*
All directors and executive officers as a group	28,099,512	(12)	30.57%
(consisting of 15 persons)(4)(5)(6)(7)(8)(9)(10)(11)

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. A person who has the right to acquire securities within 60 days of March 31, 2005 through the exercise or conversion of an option, warrant or other security is deemed to be the beneficial owner of the securities which may be acquired. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person.

(2)	Consists of 21,915,089 shares held by SGMS Acquisition Corporation, a holding company owned by MacAndrews & Forbes Holdings Inc. (formerly known as Mafco Holdings Inc.), whose sole stockholder is Mr. Perelman. A Schedule 13D jointly filed with the SEC by SGMS Acquisition Corporation and MacAndrews & Forbes Holdings Inc. on November 26, 2003 sets forth information as of such date with respect to the board of directors and executive officers of such entities. As noted in Amendment No. 1 to such Schedule 13D filed on August 9, 2004, the 21,915,089 shares were issued upon conversion of all of the shares of our Series A Convertible Preferred Stock held by SGMS Acquisition Corporation.

(3)	Based on a Schedule 13G jointly filed with the SEC on February 14, 2005 by RS Investment Management, L.P., a registered investment adviser, RS Investment Co. LLC, the general partner of RS Investment Management, L.P., and George R. Hecht, a control person of each of RS Investment Management, L.P. and RS Investment Co. LLC. All such persons disclaim beneficial ownership of the reported securities.

(4)	Includes 2,187,000 shares issuable upon exercise of stock options and 130,851 shares issuable upon vesting of performance accelerated restricted stock units held by Mr. Weil. Also includes 214,505 shares held for Mr. Weil's deferred compensation account by a grantor trust established in connection with the Company's deferred compensation plan and 80,000 shares held by The Lorne Weil Charitable Foundation, with respect to which Mr. Weil serves as President. Excludes 216,644 shares held by The Lorne Weil 1989 Trust, John Novogrod, Trustee, as to which Mr. Weil disclaims beneficial ownership.

(5)	Includes 50,000 shares issuable upon exercise of a stock option held by Mr. Cohen and 6,400 shares held by members of Mr. Cohen's immediate family. Also includes 750,000 shares held by Ramius Securities, LLC and 158,500 shares held by third party accounts managed by Ramius Securities, LLC. Mr. Cohen is one of three managing members of C4S & Co., LLC, the sole managing member of Ramius Capital Group, LLC, which is the parent company of Ramius Securities, LLC. Accordingly, Mr. Cohen may be deemed to beneficially own all of the securities held by Ramius Securities, LLC and the third party accounts. Mr. Cohen disclaims beneficial ownership of such securities.

(6)	Includes the 21,915,089 shares reported in footnote 2 above which may be deemed to be beneficially owned by Mr. Perelman, the sole stockholder of MacAndrews & Forbes Holdings Inc. Also includes (a) 3,032 shares and (b) 12,500 shares issuable upon exercise of stock options held directly by Mr. Perelman. Mr. Perelman's address is c/o MacAndrews & Forbes Holdings Inc., 35 East 62nd Street, New York, NY 10021.

(7)	Includes 12,500 shares issuable upon exercise of stock options.

(8)	Includes 233,784 shares issuable upon exercise of stock options and 17,219 shares issuable upon vesting of performance accelerated restricted stock units.

(9)	Includes 24,600 shares issuable upon exercise of stock options.

(10)	Includes 15,600 shares issuable upon exercise of stock options and 6,623 shares issuable upon vesting of performance accelerated restricted stock units.

(11)	Includes 27,100 shares issuable upon exercise of stock options.

(12)	Includes 2,680,684 shares issuable upon exercise of stock options and 156,012 shares issuable upon vesting of performance accelerated restricted stock units.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors has nominated for election to the Board the nine persons named below to serve for a one-year term and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Four of the nominees, Messrs. Ronald O. Perelman, Howard Gittis, Barry F. Schwartz and Peter A. Cohen, were designated for election to the Board by MacAndrews & Forbes Holdings Inc., our largest stockholder. All of the nominees are presently directors of the Company.

The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies in the enclosed proxy will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxies. All of the nominees have indicated a willingness to serve as directors, but if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board.

The name, age, business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since
A. Lorne Weil	59	Chairman of the Board, President and Chief Executive Officer(1)	1989
Peter A. Cohen	58	Vice Chairman of the Board(1)	2000
Colin J. O'Brien	66	Director(2)(4)(5)	2000
Ronald O. Perelman	62	Director(1)	2003
Howard Gittis	71	Director(3)(4)	2003
Barry F. Schwartz	56	Director(2)(5)	2003
Eric M. Turner	49	Director(3)(5)	2002
Sir Brian G. Wolfson	69	Director(2)	1988
Joseph R. Wright, Jr.	66	Director(2)(3)(4)	2004

(1)	Member of Executive Committee

(2)	Member of Audit Committee

(3)	Member of Compensation Committee

(4)	Member of Nominating and Corporate Governance Committee

(5)	Member of Compliance Committee

A. Lorne Weil has been Chairman of our Board since October 1991, our Chief Executive Officer since April 1992 and our President since August 1997. Mr. Weil was President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries, from 1979 to November 1992. Previously, Mr. Weil was Vice President of Corporate Development at General Instrument Corporation, working with wagering and cable systems.

Peter A. Cohen has been Vice Chairman of our Board since February 2003. Mr. Cohen is a founding partner and principal of Ramius Capital Group, LLC, a private investment management firm formed in 1994. From November 1992 to May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was also Chairman of Republic's subsidiary, Republic New York Securities Corporation. Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. Mr. Cohen is a director of Portfolio Recovery Associates, Inc. and Titan Corporation.

Colin J. O'Brien has been Chairman of the Audit Committee of our Board since February 2003. Mr. O'Brien was employed in various positions with Xerox Corporation from February 1992 to January 2001, including Vice President, Chief Executive Officer of Xerox's New Enterprise Board and Executive

Chairman of XESystems, Inc., a subsidiary of Xerox. In 1986, Mr. O'Brien formed an investment company with E.M. Warburg Pincus & Co. Inc., making a number of acquisitions in defense electronics. Prior to that time, Mr. O'Brien served as Chief Executive of Times Fiber Communications, Inc. and President of General Instrument's cable television operations. He has held management positions with Union Carbide in both Canada and Europe. Mr. O'Brien is a director of Kepner-Tregoe Inc. and Document Sciences Corporation.

Ronald O. Perelman has been Chairman and Chief Executive Officer of MacAndrews & Forbes Holdings Inc., a diversified holding company, and various affiliates since 1980. Mr. Perelman is Chairman of the Board of Revlon Consumer Products Corporation and Revlon, Inc., Co-Chairman of the Board of Panavision Inc., and a director of Allied Security Holdings LLC, REV Holdings LLC and M & F Worldwide Corp.

Howard Gittis has been Vice Chairman & Chief Administrative Officer of MacAndrews & Forbes Holdings Inc. and various affiliates since 1985 and has been Chairman, President and Chief Executive Officer of M & F Worldwide Corp. since 2000. Prior to joining MacAndrews & Forbes, Mr. Gittis was a partner at the Philadelphia law firm of Wolf, Block, Schorr and Solis-Cohen where he had served as Chairman of the Executive Committee. Mr. Gittis is a director of Jones Apparel Group, Inc., M & F Worldwide Corp., Panavision Inc. and Revlon, Inc.

Barry F. Schwartz has been Executive Vice President and General Counsel of MacAndrews & Forbes Holdings Inc. and various affiliates since 1993 and was Senior Vice President of MacAndrews & Forbes from 1989 to 1993. Prior to joining MacAndrews & Forbes, Mr. Schwartz was a partner at the Philadelphia law firm of Wolf, Block, Schorr and Solis-Cohen. Mr. Schwartz is a director of REV Holdings LLC and Revlon Consumer Products Corporation.

Eric M. Turner served as Senior Vice President of State Street Corporation, a financial services company, from 1996 to 2003. Mr. Turner was the executive director of the Massachusetts State Lottery Commission from 1992 to 1995. During his time at the Lottery Commission, Mr. Turner was elected to positions of Treasurer and Secretary of the North American Association of State and Provincial Lotteries, a professional association of North American lotteries. In 1991, Mr. Turner served as Deputy Treasurer of the Commonwealth of Massachusetts. Prior to that time, he was employed with Drexel Burnham Lambert for approximately six years, last serving as Corporate Vice President, Municipal Finance Department, from 1989 to 1990.

Sir Brian G. Wolfson served as Chairman of Wembley plc, a United Kingdom company involved in the sports and entertainment industries, from 1987 to May 1995, and as Deputy Chairman of Wembley from May 1995 to September 1995. Sir Brian served as Chairman of the Board of Kepner-Tregoe Inc. from 1999 to May 2005. Sir Brian is Chairman of the Board of Natural Health Trends Corp.

Joseph R. Wright, Jr. has been President and Chief Executive Officer of PanAmSat Corporation, a provider of global video and data broadcast services via satellite, since August 2001. Mr. Wright was the President of Terremark Worldwide, Inc. from March 2000 to August 2001 and was the Chairman of GRC International, Inc. from 1996 to March 2000. He was Executive Vice President and Vice Chairman of W.R. Grace & Co. from 1989 to 1994. Mr. Wright was a member of President Reagan's Cabinet as Director of the White House Office of Management and Budget (OMB) from 1988 to 1989 and was Deputy Director of OMB from 1982 to 1988. Mr. Wright is a director of PanAmSat Corporation and Terremark Worldwide, Inc.

Designees of MacAndrews & Forbes Holdings Inc.

Messrs. Perelman, Gittis, Schwartz and Cohen were designated for election to the Board by MacAndrews & Forbes Holdings Inc., our largest stockholder, pursuant to its rights under a Stockholders' Agreement with us dated September 6, 2000, as supplemented by an agreement dated June 26, 2002 and by an agreement dated October 10, 2003. The Stockholders' Agreement was originally entered into with holders of our Series A Convertible Preferred Stock in connection with the initial issuance of the Preferred Stock and provides for, among other things, the right of the holders to designate up to four members of our Board based on their ownership of Preferred Stock or the common stock issued upon conversion thereof. All of the Preferred Stock was converted into common stock in August 2004. MacAndrews & Forbes, which owned approximately 92% of the Preferred Stock prior to conversion and owns approximately 25% of our outstanding common stock following conversion, has the right to designate up to four directors based on its level of share ownership. The percentages that must be maintained in order to designate directors are as follows: (a) 20% to designate four directors; (b) 16% to designate three directors; (c) 9% to designate two directors; and (d) 4.6% to designate one director. Such percentages, in each case, are to be determined based on our fully diluted common stock subject to certain exclusions of common stock or other securities that may be issued in the future.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NINE NOMINEES.

Information about the Board of Directors and Committees

Director Independence.    The Board adopted Directors Independence Guidelines as a basis for determining that individual directors are independent under the standards of the Nasdaq Stock Market. This determination, to be made annually, helps assure the quality of the Board's oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:

(1)	the director has been employed by the Company at any time within the past three years;

(2)	the director has an immediate family member who has been employed as an executive officer of the Company at any time within the past three years;

(3)	the director or an immediate family member of the director has received in excess of $60,000 in the current or any of the past three years other than for Board or Board Committee service, payments arising from investments in the Company's securities or, in the case of the family member, as compensation for employment in a non-executive position;

(4)	the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization which made payments to, or received payments from, the Company in the current or in any of the past three years that exceed the greater of 5% of the recipient's consolidated gross revenues or $200,000;

(5)	the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

(6)	the director or an immediate family member of the director is a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

The Board has determined that Messrs. Cohen, O'Brien, Perelman, Gittis, Schwartz, Turner, Wolfson and Wright qualify as independent under the rules of the Nasdaq Stock Market.

Code of Ethics.    The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

Board Meetings.    The Board of Directors held a total of nine meetings during fiscal 2004. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held while they were directors) and (ii) the total number of meetings held by all Committees of the Board on which they served (during the periods that they served), except that Mr. Wright, who joined the Board in September 2004, attended 9 of 14 applicable meetings.

Board Committees.    The Board of Directors has five Committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Nominating and Corporate Governance

Committee and the Compliance Committee. All Committees are comprised solely of independent directors with the exception of the Executive Committee. The Board has approved charters for the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Compliance Committee which can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

Audit Committee.    The Audit Committee currently consists of Colin J. O'Brien (Chairman), Barry F. Schwartz, Sir Brian G. Wolfson and Joseph R. Wright, Jr. The Board has determined that each member is independent under the listing standards of the Nasdaq Stock Market and that Mr. O'Brien qualifies as an audit committee financial expert under the rules of the SEC. The Audit Committee hires the Company's independent accountants and is charged with the responsibility of overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent accountants, the Company's internal accounting controls, the annual financial statements, the report and recommendations of the independent accountants, the scope of the audit, and the qualifications and independence of the auditors. The report of the Audit Committee is set forth later in this Proxy Statement. The Audit Committee held fourteen meetings during fiscal 2004.

Compensation Committee.    The Compensation Committee currently consists of Howard Gittis (Chairman), Eric M. Turner and Joseph R. Wright, Jr. The Board has determined that each member is independent under the listing standards of the Nasdaq Stock Market. The Compensation Committee sets the compensation of the Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and the executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans. The report of the Compensation Committee is set forth later in this Proxy Statement. The Compensation Committee held eight meetings during fiscal 2004.

Executive Committee.    The Executive Committee currently consists of A. Lorne Weil (Chairman), Peter A. Cohen and Ronald O. Perelman. The Executive Committee is authorized to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company between regular meetings of the Board, subject to Delaware law. The Executive Committee did not hold any meetings during fiscal 2004.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Joseph R. Wright, Jr. (Chairman), Howard Gittis and Colin J. O'Brien. The Board has determined that each member is independent under the listing standards of the Nasdaq Stock Market. The Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and committees of the Board and developing corporate governance guidelines. The Committee does not have a set of minimum, specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by stockholders. The Committee will review the candidate's background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. A stockholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. In prior years, candidates have been identified through recommendations from directors, the Chief Executive Officer and other third parties. The Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future. The Committee held two meetings during fiscal 2004.

Compliance Committee.    The Compliance Committee, which was established in February 2004, currently consists of Eric M. Turner (Chairman), Colin J. O'Brien and Barry F. Schwartz. The Board has determined that each member is independent under the listing standards of the Nasdaq Stock Market. The Compliance Committee is responsible for overseeing the Company's regulatory compliance program and receiving any attorney reports required under Sarbanes-Oxley with respect to material legal violations. Prior to the creation of this Board Committee, the regulatory compliance program was overseen by a committee of the Company whose members included directors and non-directors. The Committee held sixteen meetings during fiscal 2004.

Stockholder Communications with Directors.    Stockholders may communicate with the Board of Directors or an individual director by sending a letter to the Board or to a director's attention care of the Secretary of the Company at Scientific Games Corporation, 750 Lexington Avenue, 25th Floor, New York, New York, 10022. The Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

Attendance at Stockholders' Meetings.    The Company encourages directors to attend the annual stockholders' meeting. Last year, Messrs. Weil, Cohen, Gittis, O'Brien, Perelman, Schwartz, Turner and Wright attended the annual meeting.

Directors' Compensation

Directors who are not employees of the Company receive the following compensation:

(1)	Cash Retainers:

(a)	an annual retainer of $30,000;

(b)	an additional annual retainer of $25,000 for Committee Chairs; and

(c)	an additional annual retainer of $75,000 for the Vice Chair of the Board.

Prior to September 2004, directors were also paid an annual retainer of $15,000 for serving on the Executive Committee.

(2)	Meeting Fees:

(a)	Board Meetings — a meeting fee of $2,000 for each Board meeting attended in person, and $500 if attended by telephone conference call; and

(b)	Committee Meetings — a meeting fee of $1,000 for each Committee meeting attended in person that is held on a day other than one on which a Board meeting is held, and $500 if held on the same day as a Board meeting or if attended by telephone conference call.

(3)	Stock Awards:

(a)	Restricted Stock — an annual grant of restricted stock at the beginning of each fiscal year having an aggregate fair market value of $30,000 (provided the director satisfied the attendance requirements described below); and

(b)	Stock Option — upon becoming a director, and at the end of every fifth year thereafter, a stock option to purchase 50,000 shares at a price equal to the fair market value of our common stock on the date of grant.

The Board imposes a minimum meeting attendance requirement in connection with the annual awards of restricted stock such that only directors who have attended at least 75% of the total number of meetings held by the Board and Committees on which they served in the prior year are eligible to receive an award, except that a new director with less than six months of service in the prior year is not subject to such threshold with respect to the first grant made after becoming a director.

The restricted stock granted to non-employee directors vests in three equal annual installments, one-third of the total on each of the first, second and third anniversaries of the date of grant, and the options granted to non-employee directors become exercisable in four equal annual installments, one-quarter of the total on each of the first, second, third and fourth anniversaries of the date of grant, and expire not later than the tenth anniversary of the date of grant. These awards vest in full if a director ceases to serve as a director due to death, disability, retirement or the failure to be re-elected to the Board.

Mr. Weil, the only director who is employed by the Company, does not receive any additional compensation for his services as a director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded or paid by us and our subsidiaries to our Chief Executive Officer and the four other highest paid executive officers in fiscal 2004 (collectively, the "Named Executive Officers") for services rendered for the fiscal years ended December 31, 2002, 2003 and 2004.

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Restricted Stock Awards(2)		Securities Underlying Options (#)	All Other Compensation(3)
		($)	($)	($)		(#)	($)
A. Lorne Weil	2004	816,000	1,000,000	—		150,000	17,524	(4)
President and	2003	790,958	1,000,000	378,692	(5)	1,150,0000	19,660	(6)
Chief Executive Officer	2002	767,176	767,176	98,142	(7)	479,000	19,660	(8)
Martin E. Schloss	2004	350,000	216,250	—		26,000	10,878	(4)
Vice President,	2003	316,383	154,237	—		51,000	10,855	(6)
General Counsel and Secretary	2002	306,870	153,436	12,911	(7)	24,000	10,828	(8)
DeWayne E. Laird	2004	316,667	204,375	—		26,000	38,163	(4)
Vice President and	2003	261,105	124,025	—		48,000	10,705	(6)
Chief Financial Officer	2002	253,500	126,750	—		20,000	10,685	(8)
William J. Huntley	2004	425,000	275,000	—		34,000	7,262	(4)
President, Systems Division	2003	300,000	150,000	—		78,000	6,810	(6)
of Scientific Games International, Inc.	2002	300,000	150,000	4,967	(7)	23,000	62,802	(8)
Cliff O. Bickell	2004	375,000	234,379	—		28,000	7,173	(4)
President, Printed Products Division	2003	300,000	150,000	—		78,000	6,810	(6)
of Scientific Games International, Inc.	2002	287,500	143,751	—		23,000	6,276	(8)

(1)	See "Report of the Compensation Committee," which describes performance-based bonuses awarded to the Named Executive Officers under our management incentive compensation program. The amounts indicated represent bonuses earned with respect to the fiscal year, which were paid or deferred (under our deferred compensation plan) in the following year.

(2)	The number and value of the aggregate restricted stock held by the Named Executive Officers as of December 31, 2004 were as follows: Mr. Weil, 179,092 shares with a value of $4,269,553; Mr. Schloss, 17,219 shares with a value of $410,501; and Mr. Huntley, 6,623 shares with a value of $157,892. The value was determined by multiplying the number of shares held on December 31, 2004 by $23.84, the closing price on that day.

(3)	In accordance with SEC rules, amounts related to personal benefits, including automobile allowances and use of Company plane for personal travel, have been omitted, since such amounts did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer.

(4)	The amounts indicated as All Other Compensation for 2004 consist of the following:

(i)	Employer contributions to defined contribution retirement plan: Mr. Weil, $10,250; Mr. Schloss, $10,250; Mr. Laird, $10,250; Mr. Huntley, $6,500; and Mr. Bickell, $6,500.

(ii)	Insurance premiums paid for individual life insurance coverage: Mr. Weil, $6,074.

(iii)	Insurance premiums paid for group term life insurance coverage: Mr. Weil, $1,200; Mr. Schloss, $628; Mr. Laird, $566; Mr. Huntley, $762; and Mr. Bickell, $673.

(iv)	Relocation amounts: Mr. Laird, $27,347, consisting of a payment of $15,000 and tax reimbursement of $12,347.

(5)	The amount indicated represents the grant date value of an award of 48,241 shares of restricted stock granted to Mr. Weil on June 23, 2003 in connection with his new employment agreement. The value was calculated by multiplying the number of shares by $7.85, the closing price on the grant date.

(6)	The amounts indicated as All Other Compensation for 2003 consist of the following:

(i)	Employer contributions to defined contribution retirement plan: Mr. Weil, $10,000; Mr. Schloss, $10,000; Mr. Laird, $10,000; Mr. Huntley, $6,000; and Mr. Bickell, $6,000.

(ii)	Insurance premiums paid for individual life insurance coverage: Mr. Weil, $8,400.

(iii)	Insurance premiums paid for group term life insurance coverage: Mr. Weil, $1,260; Mr. Schloss, $855; Mr. Laird, $705; Mr. Huntley, $810; and Mr. Bickell, $810.

(7)	The amounts indicated as restricted stock awards for 2002 represent the grant date value of the awards of "performance accelerated restricted stock" granted on May 24, 2002 to the named executives. The value of each award was calculated by multiplying the units subject to the award by $8.25, the closing price on the grant date.

(8)	The amounts indicated as All Other Compensation for 2002 consist of the following:

(i)	Employer contributions to defined contribution retirement plan: Mr. Weil, $10,000; Mr. Schloss, $10,000; Mr. Laird, $10,000, Mr. Huntley, $5,500; and Mr. Bickell, $5,500.

(ii)	Insurance premiums paid for individual life insurance coverage: Mr. Weil, $8,400.

(iii)	Insurance premiums paid for group term life insurance coverage: Mr. Weil, $1,260; Mr. Schloss, $828; Mr. Laird; $685; Mr. Huntley, $810; and Mr. Bickell, $776.

(iv)	Relocation amounts: Mr. Huntley, $56,492, consisting of payments of $31,786 and tax reimbursement of $24,706.

Option Grants in Fiscal 2004

The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2004.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees In Fiscal Year	Exercise Price(2) ($/Share)	Expiration Date	5% ($)	10% ($)
A. Lorne Weil	150,000	7.35%	23.15	12-08-2014	2,183,837	5,534,271
Martin E. Schloss	26,000	1.27%	23.15	12-08-2014	378,532	959,274
DeWayne E. Laird	26,000	1.27%	23.15	12-08-2014	378,532	959,274
William J. Huntley	34,000	1.66%	23.15	12-08-2014	495,003	1,254,435
Cliff O. Bickell	28,000	1.37%	23.15	12-08-2014	407,649	1,033,064

(1)	These options become exercisable in five equal installments, one-fifth of the total on each of the first, second, third, fourth and fifth anniversaries of the date of grant, or in full upon a change in control. In the event a holder's employment is terminated under certain circumstances, his option may become fully vested and exercisable pursuant to his employment agreement with us (see "Employment Agreements").

(2)	The exercise price of the options is equal to the fair market value of our common stock on the date of grant.

(3)	The dollar amounts under these columns are based upon calculations using assumed rates of appreciation set by the SEC and are not intended to forecast possible future appreciation of our stock price.

Aggregated Option Exercises in Fiscal 2004 and Year-End Option Values

The following table sets forth information for the Named Executive Officers with respect to the exercise of stock options during the fiscal year ended December 31, 2004 and the year-end value of unexercised options.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Dec. 31, 2004 (#)		Value of Unexercised In-the-Money Options at Dec. 31, 2004(1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
A. Lorne Weil.	601,000	$9,981,440	2,117,250	764,750	$39,409,033	$10,455,558
Martin E. Schloss	20,416	289,951	327,534	90,300	6,932,956	770,052
DeWayne E. Laird	144,250	2,494,775	99,350	84,400	1,985,138	686,520
William J. Huntley	271,500	4,264,290	39,600	131,900	530,093	1,144,115
Cliff O. Bickell	105,000	1,769,850	58,600	112,400	925,146	913,985

(1)	Amounts are based on the difference between the closing price of our common stock on December 31, 2004 ($23.84) and the exercise price.

Supplemental Executive Retirement Plan

We have a Supplemental Executive Retirement Plan, or "SERP," which is intended to provide supplemental retirement benefits for certain of our senior executives. The SERP provides for retirement benefits according to a formula based on each participant's years of service and average rate of compensation. Payments under the SERP will commence upon a participant's termination of employment after reaching the age of at least 55 and having at least 10 years of full-time employment with us. The annual retirement benefit will be an amount equal to 3% of the participant's average compensation for the three highest consecutive calendar years in the last ten years before termination of employment, multiplied by the participant's years of full-time employment with us up to a maximum of 15 years. Accordingly, the maximum annual payment under the SERP would be 45% of a participant's highest average annual compensation. For example, a participant whose highest average annual compensation is $500,000 and who is credited with at least 15 years of full-time employment with us would receive 15 annual payments of $225,000 under the SERP. A participant may receive a total of 15 annual payments in that amount, or may elect to receive the discounted present value of those 15 annual payments in equal installments over a period of 5 or 10 years or in a single lump sum. The date for payment of benefits may be accelerated in the event of a participant's death or total permanent disability, and certain additional provisions will apply in the event of a change of control. If their highest average compensation were equivalent to their fiscal 2004 compensation, the Named Executive Officers who are participants in the SERP would be expected to receive annual retirement benefits for 15 years in the following estimated amounts, assuming their retirement after at least 15 years of service: Mr. Weil, $817,000; Mr. Schloss, $255,000; Mr. Laird, $234,000; and Mr. Huntley, $315,000. These amounts would be subject to an offset for Social Security benefits. Mr. Weil, Mr. Schloss, Mr. Laird and Mr. Huntley have 14, 12, 8 and 31 years of credited service, respectively, under the SERP. In addition, Mr. Weil, Mr. Schloss and Mr. Laird have provisions in their employment agreements with us concerning the calculation of their SERP benefits which in some respects supersede or supplement the terms of the SERP (see "Employment Agreements").

Deferred Compensation Plan

We have a non-qualified deferred compensation plan that enables our executive officers and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of the cash bonus that may be awarded under our management incentive compensation program. The plan also enables our non-employee directors to defer receipt of up to 100% of the fees and other cash compensation payable for director services. Accounts are maintained for each of the participants, who elect to have their accounts mirror the performance of investment options that we may offer from time to time. It is intended that amounts deferred under the plan will not be subject to any federal and, in most cases, state and local income taxes until participants receive payment from the plan. Unless participants elect to extend a deferral period, deferrals and related earnings will be paid as soon as practicable following the end of the deferral period. Accounts may be distributed prior to that date if a participant leaves the Company, dies or becomes disabled, if there is a change in control, if we terminate the plan or, under extremely limited circumstances, in the event of an "unforeseeable emergency."

Employment Agreements

A. Lorne Weil.    Mr. Weil serves as our Chairman, President and Chief Executive Officer pursuant to an amended and restated employment agreement dated as of February 28, 2003 with a term of employment ending December 31, 2007. The term extends automatically for an additional year on December 31, 2007 and on each succeeding December 31 thereafter unless written notice is given by us or by Mr. Weil prior to the June 30 preceding the date upon which such extension would become effective. Under the agreement, Mr. Weil currently receives a base salary of $1 million, which was increased to such rate on January 1, 2005 (subject to further increases on each January 1 thereafter to reflect increases, if any, during the preceding twelve months in the Consumer Price Index for the Greater New York area). Mr. Weil has the opportunity to earn up to $1 million as incentive compensation under our management incentive compensation program in each fiscal year through 2005 and thereafter by the amount equal to his base salary for the fiscal year. Under the agreement, Mr. Weil is entitled to participate in the SERP with an annual retirement benefit (notwithstanding the benefit otherwise calculated under the terms of the SERP) equal to approximately $807,000 in the case of a termination qualifying for benefits during 2005, which amount will be increased by $40,000 (plus an amount for inflation on the increased benefit) on each December 31 in the period 2005 to 2007, if he remains employed at that date. This benefit replaces the amount that would otherwise be calculated or payable under the SERP which is based on average highest compensation for three consecutive years.

In the event Mr. Weil's employment is terminated by us without "cause" (which includes our election not to extend the term), or by Mr. Weil for "good reason" (which includes Mr. Weil's election not to extend the term and the failure to agree to the terms of his continued employment), or by reason of "total disability" (as such terms are defined in the employment agreement), Mr. Weil will be entitled to receive the following: (a) cash severance in a lump sum equal to three times a "severance base amount" of approximately $1,875,000, which will be adjusted for inflation on each January 1 in the period 2006 to 2007 based on the increase, if any, during the preceding twelve months in the Consumer Price Index for the Greater New York area; (b) his SERP benefit; (c) a pro rata annual incentive amount for the year of termination; (d) full vesting of stock options held at termination, which will remain exercisable until the scheduled expiration dates of such options; (e) full vesting and settlement of all deferred stock and other equity-based awards held at termination; (f) continued participation in certain employee benefit plans for a period of three years after termination other than due to "total disability," in which case the period shall be until age 65, or, if such plans do not allow continuation, a payment in lieu of such benefits; and (g) a payment to fund any excise tax that may be imposed under Section 4999 of the Internal Revenue Code by reason of a change in control, as well as an amount to fund any taxes payable with respect to such payment by us. If Mr. Weil's employment terminates due to retirement or death, Mr. Weil will be entitled to receive the following: (a) his SERP benefit; (b) a pro rata annual incentive amount for the year of termination; (c) full vesting of stock options held at termination, which will remain exercisable until the earlier of the third anniversary of the date of termination and the scheduled expiration dates of such options; and (d) full vesting and settlement of all deferred stock and other equity-based awards held at termination.

Martin E. Schloss.    Mr. Schloss serves as our Vice President, General Counsel and Secretary pursuant to an employment agreement dated November 1, 2002 and currently receives a base salary of $363,000 (subject to increases on each January 1 to reflect increases, if any, in the Consumer Price Index for the Greater New York area). The agreement has a term of employment ending December 31, 2005, which extends automatically for an additional year on December 31, 2005 and on each succeeding December 31 thereafter unless written notice is given by us or by Mr. Schloss prior to the September 30 preceding the date upon which such extension would become effective. Under the agreement, Mr. Schloss has the opportunity annually to earn incentive compensation under our management incentive compensation program and to participate in the SERP with a retirement benefit that determines his "final average compensation" by the greater of (i) the amount calculated under the SERP which is based on average highest compensation for three consecutive years and (ii) the amount equal to his then-current base salary plus a bonus amount calculated by multiplying his then-current base salary by the average highest percentage of incentive compensation relative to base salary that he received for three consecutive years. In the event Mr. Schloss's employment is terminated by us without "cause" (which includes our election not to extend the term), or by Mr. Schloss for "good reason," or by reason of "total disability" (as such terms are defined in the employment agreement), Mr. Schloss will be entitled to receive the following: (a) cash severance in a lump sum equal to the sum of his then current base salary and an incentive amount equal to the higher of the average annual incentive compensation paid for the prior three years and the amount payable upon achievement of maximum performance targets for the year of termination; (b) the payments and benefits otherwise payable under the SERP computed as described above with credit for five additional years of service; (c) full vesting of stock options held at termination; (d) full vesting and settlement of all deferred stock held at termination; and (e) continued participation in certain employee benefit plans for a period of three years after termination other than due to "total disability," in which case the period shall be until age 65, or, if such plans do not allow continuation, a payment in lieu of such benefits.

In the event Mr. Schloss's employment is terminated without "cause" or for "good reason" and the termination occurs at the time of, within two years after, or in anticipation of, a "change in control," he will be entitled to receive the following: (a) cash severance in a lump sum equal to the three times the sum of his then-current base salary and an incentive amount equal to the higher of the average annual incentive compensation paid for the prior three years and the amount payable upon achievement of maximum performance targets for the year of termination; (b) the payments and benefits otherwise payable under the SERP computed as described above with credit for five additional years of service; (c) a pro rata annual incentive amount for the year of termination; (d) full vesting of stock options held at termination; and (e) full vesting and settlement of all deferred stock held at termination; and (f) a payment to fund any excise tax that may be imposed under Section 4999 of the Internal Revenue Code by reason of a change in control, as well as an amount to fund any taxes payable with respect to such payment by us. If Mr. Schloss's employment terminates due to retirement or death, he will be entitled to receive the following: (a) a pro rata annual incentive amount for the year of termination; (b) full vesting of stock options held at termination; and (c) any payments and benefits accrued under the SERP.

DeWayne E. Laird.    Mr. Laird serves as our Vice President and Chief Financial Officer pursuant to an employment agreement dated November 1, 2002 and currently receives a base salary of approximately $353,000 (subject to increases on each January 1 to reflect increases, if any, in the Consumer Price Index for the Greater Philadelphia area). The agreement has a term of employment ending December 31, 2005, which extends automatically for an additional year on December 31, 2005 and on each succeeding December 31 thereafter unless written notice is given by us or by Mr. Laird prior to the September 30 preceding the date upon which such extension would become effective. Under the agreement, Mr. Laird has the opportunity annually to earn incentive compensation under our management incentive compensation program and to participate in the SERP with a retirement benefit that determines his "final average compensation" by the greater of (i) the amount calculated under the SERP which is based on average highest compensation for three consecutive years and (ii) the amount equal to his then-current base salary plus a bonus amount calculated by multiplying his then-current base salary by the average highest percentage of incentive compensation relative to base salary that he received for three consecutive years. In the event Mr. Laird's employment is terminated by us without "cause" (which includes our election not to extend the term), or by Mr. Laird for "good reason," or by reason of "total disability" (as such terms are defined in the employment agreement), Mr. Laird will be entitled to receive the following: (a) cash severance in a lump sum equal to the sum of his then current base salary and an incentive amount equal to the higher of the average annual incentive compensation paid for the prior three years and the amount payable upon achievement of maximum performance targets for the year of termination; (b) the payments and benefits otherwise payable under the SERP computed as described above with credit for five additional years of service; (c) full vesting of stock options held at termination; (d) full vesting and settlement of all deferred stock held at termination; and (e) continued participation in certain employee benefit plans for a period of three years after termination other than due to "total disability," in which case the period shall be until age 65, or, if such plans do not allow continuation, a payment in lieu of such benefits.

In the event Mr. Laird's employment is terminated without "cause" or for "good reason" and the termination occurs at the time of, within two years after, or in anticipation of, a "change in control," he will be entitled to receive the following: (a) cash severance in a lump sum equal to the three times the sum of his then-current base salary and an incentive amount equal to the higher of the average annual incentive compensation paid for the prior three years and the amount payable upon achievement of maximum performance targets for the year of termination; (b) the payments and benefits otherwise payable under the SERP computed as described above with credit for five additional years of service; (c) a pro rata annual incentive amount for the year of termination; (d) full vesting of stock options held at termination; and (e) full vesting and settlement of all deferred stock held at termination; and (f) a payment to fund any excise tax that may be imposed under Section 4999 of the Internal Revenue Code by reason of a change in control, as well as an amount to fund any taxes payable with respect to such payment by us. If Mr. Laird's employment terminates due to retirement or death, he will be entitled to receive the following: (a) a pro rata annual incentive amount for the year of termination; (b) full vesting of stock options held at termination; and (c) any payments and benefits accrued under the SERP.

William J. Huntley.    Mr. Huntley serves as President of the Systems Division of Scientific Games International, Inc. pursuant to an Employment and Severance Benefits Agreement dated September 6, 2000 and currently receives a base salary of $450,000. The agreement has a term of employment ending September 5, 2005, which extends automatically for an additional year on September 5, 2005 and on each succeeding September 5 thereafter unless written notice is given by us or by Mr. Huntley at least 30 days prior to the date upon which such extension would become effective. Under the agreement, Mr. Huntley receives a transportation allowance of approximately $17,000 and has the opportunity to receive an annual cash bonus and an annual grant of stock options in amounts commensurate with, and based on substantially the same criteria as, those awarded to our executive officers. In the event Mr. Huntley's employment is terminated by us without cause or in the event of a constructive termination, Mr. Huntley will be entitled to receive the following: (a) a sum each month for a period of one year after termination equal to one-twelfth of the highest annual rate of base salary plus bonus paid during the twenty-four month period preceding the date of termination; (b) a pro rata bonus for the year of termination; and (c) continued participation in certain employee benefit plans for a period of time not to exceed the period in which severance is being paid, and if such plans do not allow continuation and we are unable to obtain substantially similar benefits, payment in lieu of such benefits. If Mr. Huntley's employment is terminated due to disability, he will be entitled to receive a pro rata bonus for the year of termination and to continue to receive all disability, life and medical insurance benefits for a period of twelve months as well as his base salary for such period (to the extent payments under our disability plan do not cover 100% of base salary); and in the event of Mr. Huntley's death, his beneficiary will be paid a lump sum payment equal to six months of base salary and a pro rata bonus for the year of termination.

Cliff O. Bickell.    Mr. Bickell serves as President of the Printed Products Division of Scientific Games International, Inc. pursuant to an Employment and Severance Benefits Agreement dated September 6, 2000 and currently receives a base salary of $375,000. The agreement has a term of employment ending September 5, 2005, which extends automatically for an additional year on September 5, 2005 and on each succeeding September 5 thereafter unless written notice is given by us or by Mr. Bickell at least 30 days prior to the date upon which such extension would become effective. Under the agreement, Mr. Bickell receives a transportation allowance of approximately $17,000 and has the opportunity to receive an annual cash bonus and an annual grant of stock options in amounts commensurate with, and based on substantially the same criteria as, those awarded to our executive officers. In the event Mr. Bickell's employment is terminated by us without cause or in the event of a constructive termination, Mr. Bickell will be entitled to receive the following: (a) a sum each month for a period of one year after termination equal to one-twelfth of the highest annual rate of base salary plus bonus paid during the twenty-four month period preceding the date of termination; (b) a pro rata bonus for the year of termination; and (c) continued participation in certain employee benefit plans for a period of time not to exceed the period in which severance is being paid, and if such plans do not allow continuation and we are unable to obtain substantially similar benefits, payment in lieu of such benefits. If Mr. Bickell's employment is terminated due to disability, he will be entitled to receive a pro rata bonus for the year of termination and to continue to receive all disability, life and medical insurance benefits for a period of twelve months as well as his base salary for such period (to the extent payments under our disability plan do not cover 100% of base salary); and in the event of Mr. Bickell's death, his beneficiary will be paid a lump sum payment equal to six months of base salary and a pro rata bonus for the year of termination.

Change in Control Agreements

We entered into a Change in Control Agreement dated November 1, 1997 with various executives including Mr. Schloss, Mr. Laird and Mr. Huntley, which in the cases of Mr. Schloss and Mr. Laird has been superseded by their current employment agreements. The Change in Control Agreement has a term ending on October 31, 2005, which extends automatically for an additional year on October 31, 2005 and on each succeeding October 31 thereafter unless written notice is given prior to the April 30 preceding the date upon which such extension would become effective. Pursuant to the agreement, if we terminate the employment of an executive without "cause" or the executive terminates his employment for "good reason," at the time of or within two years following a "change in control" (as such terms are defined in the agreements), such executive will be entitled to receive the following: (a) cash severance in a lump sum equal to two times the sum of his then current base salary and the higher of the average annual incentive compensation paid to him for the three prior years, and the amount payable to him upon achievement of the target level of performance for the year of termination; (b) a pro rata annual incentive amount for the year of termination; (c) full vesting of stock options held at termination, and any options which were granted on or after November 1, 1997 (the effective date of the agreement) or, if previously granted, were not "in the money" on such effective date, will remain exercisable until the earlier of 36 months after termination and the scheduled expiration date of such options; (d) full vesting and settlement of all deferred stock held at termination; and (e) continued participation in certain employee benefit plans until the earliest of 18 months, the date equivalent benefits are provided by a subsequent employer, and age 65, or, if such plans do not allow continuation, payment in lieu of such benefits. The agreements also provide that if the executive's employment is terminated without "cause" and he is not entitled to the severance described above, he will be entitled to receive a lump sum cash payment equal to his then current base salary.

Certain Relationships and Related Transactions

Under a letter dated March 8, 2004, we engaged Ramius Securities, LLC ("Ramius") to act as a financial advisor on a non-exclusive basis in connection with certain acquisition, investment or financing transactions. If Ramius provides services with respect to a transaction which is consummated by us during the duration of the engagement letter or within 12 months thereafter, Ramius would receive a fee equal to 1%, or such other percentage (not to exceed customary amounts) as may be mutually agreed upon by the parties, of the acquisition consideration or other transaction value. The Company may engage a co-advisor or advisors in addition to Ramius for any transaction, in which case any fee to Ramius would be reduced by the fees of such co-advisor or advisors (provided that Ramius would receive a fee representing the relative value of its services as reasonably determined by us). We may also reasonably determine not to engage Ramius for any transaction, in which case Ramius would receive no fee. The engagement letter provides that Ramius would be entitled to reimbursement of reasonable out-of-pocket expenses (not to exceed $50,000 in any year unless previously approved by the Company) and contains certain customary indemnification and other provisions. The engagement letter continues for a period of three years, subject to earlier termination by either Ramius or the Company on 30 days' notice. Peter A. Cohen, a director of the Company, is the President of Ramius and a principal of Ramius' parent company, Ramius Capital Group, LLC.

In December 2004, we completed financing transactions which included issuing $200 million of 6.25% senior subordinated notes and $275 million of 0.75% convertible senior subordinated debentures in private offerings to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The initial purchasers of such securities included, among others, J.P. Morgan Securities Inc., Bear Stearns & Co. Inc., Jefferies & Company, Inc. and Ramius. The aggregate discounts received by the initial purchasers in connection with the placements totaled $12,250,000, of which 5%, or $612,500, was received by Ramius.

Richard Weil, the brother of A. Lorne Weil, had been employed as our Vice President of International Business Development under an employment agreement dated January 1, 2003. We entered into a severance agreement with Richard Weil in July 2004 pursuant to which he left our employment and received: (a) cash severance of $498,100; (b) a payment of $1,705,000 in lieu of any payments or benefits under the SERP; (c) vesting of stock options, which remained exercisable for a period of 90 days following employment; (d) vesting of deferred stock; and (e) medical, life insurance and disability benefits coverage for a period of three years. All previous arrangements between us and Mr. Weil were terminated upon execution of the severance agreement, including under his employment agreement, except for certain provisions relating to such matters as confidentiality and competition and rights to indemnification. The options and deferred stock accelerated in accordance with the foregoing had a total pre-tax value of approximately $918,000 and $385,000, respectively, as of the date of acceleration.

Under a retainer agreement dated December 20, 2004, we continued our engagement of Business Strategies & Insight, L.L.C ("BSI"), a public affairs consulting firm that has assisted us since 2001 in strategic planning relating to our business with governmental customers, both domestically and overseas. BSI, which specializes in helping companies who have business with lotteries and other government agencies, has employed Luke Weil, the son of A. Lorne Weil, as a full-time consultant since November 2003. For the year ended December 31, 2004, we paid BSI an aggregate of $605,570 in respect of retainers and project fees and reimbursed them for approximately $156,000 of out-of-pocket expenses. Luke Weil is currently compensated by BSI at a rate of $5,000 per month and he devotes the majority of his time at BSI to the Scientific Games account.

Eric Pullman, the brother-in-law of Martin E. Schloss, our General Counsel, has served as President of Autotote Enterprises, our Connecticut OTB business, since October 2004. Mr. Pullman, who previously served as Director of Business Development for Autotote Enterprises, has an employment letter agreement with us with respect to his new position under which he receives a base salary of $200,000 and a monthly allowance of $1,425 toward the rental of an apartment in New Haven, Connecticut and he has the opportunity to receive a year-end bonus of up to 50% of his base salary. Mr. Pullman was granted a stock option for 50,000 shares in connection with his promotion to President of Autotote Enterprises, which becomes exercisable in five equal annual installments beginning on the first anniversary of the grant date.

Richard Balanetsky, the brother-in-law of DeWayne E. Laird, our Chief Financial Officer, has been employed as a technical administrator in our Information Technology department since September 2004 at an annual salary rate of $60,000. Prior to his employment, Mr. Balanetsky worked as a consultant to us for which he received approximately $75,000 during 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership on Form 3 and reports of changes in their ownership on Forms 4 and 5 with the Securities and Exchange Commission ("SEC"). Based solely on a review of the copies of the reports that our directors, officers and ten percent holders filed with the SEC and on the representations made by such persons, we believe all applicable filing requirements were met during fiscal 2004, except Mr. Weil filed a Form 4 two days late with respect to option exercises and stock sales which occurred on April 12, 2004, Mr. O'Brien filed a Form 4 two days late with respect to stock sales which occurred on September 14 and September 15, 2004 and Mr. Huntley filed a Form 4 two days late with respect to option exercises and stock sales which occurred on November 4, 2004.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Howard Gittis (Chairman), Eric Turner and Joseph Wright, Jr. Also serving as members of the Committee during 2004 were Alan Zakon and Colin O'Brien. No member of this Committee is or has been an officer or employee of the Company or a subsidiary of the Company or had any relationship or transaction with the Company requiring disclosure under this item. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Committee's responsibilities include determining the compensation of the Company's Chief Executive Officer and the other executive officers of the Company, administering and approving awards under the Company's equity incentive plans and reviewing and advising the Board of Directors with regard to the adoption of new employee benefit plans. The Committee is comprised of three members of the Board of Directors who are not officers or employees of the Company. The Committee engages an outside compensation consultant for insight and advice on matters related to executive compensation.

Compensation Philosophy

The Committee believes that the executive compensation program should be designed to attract, retain, motivate and reward executives whose contributions drive the success of the Company. The program is structured to provide a compensation package that is competitive in its marketplace, that offers a mix of cash and equity incentive awards based on Company and individual performance and that aligns the interests of management and stockholders by providing annual performance-based bonuses and long-term equity incentives.

Compensation Components

The principal components of the Company's compensation program consist of base salaries, annual performance-based bonuses and long-term equity awards.

The Committee reviews the compensation of the Company's executives on an annual basis, taking into account such factors as competitive compensation levels, the executive's responsibilities, experience and contributions and the Company's performance. The Committee believes that a substantial portion of executive officer compensation should be tied to short-term and long-term Company performance. During 2004, the Committee reviewed the Company's overall executive compensation program against competitive practices and trends with the assistance of an outside compensation consultant, and reviewed and analyzed marketplace data provided by such consultant for comparable companies. Based upon such review, the Committee determined that the target total compensation levels for the Company's senior executives as a group should be positioned between the median and 75th percentile of the marketplace in light of the Company's impressive performance. To implement this policy, the Committee determined that annual incentive opportunities of certain key executives be adjusted upward beginning in 2005. Actual total compensation may range year to year from below median to above the 75th percentile based upon actual results attained as well as individual executive performance and contribution.

Base Salaries.    The salary levels of the Company's executive officers are reviewed on an annual basis to ensure that they are appropriate in comparison to peers in the competitive marketplace and in light of each individual's responsibilities, contributions and performance. The Committee generally targets base salaries to approximate the median of the marketplace. Executives are eligible for merit increases to base salary at the time of promotion, increased responsibility and in recognition of individual performance and retention.

Annual Incentive Compensation.    The Company's executive officers are eligible to receive annual cash bonuses under the Company's management incentive compensation program (the "MICP") which provides bonus opportunities based on three criteria: (1) the Company's overall performance relative to financial targets approved for a given fiscal year, (2) the financial performance of individual business units of the Company for executives directly involved with the operation of those units, and (3) assessment of the executive's performance and contribution relative to individual goals and objectives including factors not quantitatively measurable by financial results. If the financial performance targets are met or exceeded, participants are eligible to receive cash bonuses based on a percentage of their base salaries. For 2004, the financial performance of the Company and its business units were principally measured by the attainment of "EBITDA" (Earnings Before Interest, Taxes, Depreciation and Amortization) targets established for the year with executive officers other than the Chief Executive Officer having the opportunity to earn a maximum bonus of up to 50% of base salary and the Chief Executive Officer having the opportunity to earn a maximum bonus of up to $1 million, representing approximately 122% of his base salary. Actual payments can vary from 0% up to 100% of the target bonus amount based on Company and individual performance. In awarding bonuses for the year, the Committee considered the achievement by the Company and business units of the financial performance targets set for the year as well as various other accomplishments, such as completion of important refinancing transactions which expanded the Company's credit facilities by $300 million and reduced interest expense, the acquisition of Printpool Honsel, a German instant lottery company, the award of a new online lottery contract and three new instant-ticket lottery contracts, and the extension of all five online contracts that were eligible for extension.

For 2005, the Committee determined that the bonus opportunities for the Named Executive Officers, including the Chief Executive Officer, and approximately ten other officers who hold key line and staff policy positions would be increased to a maximum payment of up to 200% of target bonus and that the excess amount over target would be paid in cash or stock in the Committee's discretion. The additional bonus opportunity is designed to increase competitiveness relative to the marketplace and to offer greater incentives for superior performance by the individuals whose contributions impact the annual and long-term success of the Company.

Long-Term Incentive Compensation.    The Company's executive officers receive long-term incentive awards, such as stock options, under the shareholder approved 2003 Incentive Compensation Plan that link their compensation with the long-term performance of the Company, align their interests with stockholders and encourage career service. Each year, executives have the opportunity to receive stock option grants or other equity awards based on a formula approved by the Committee. For 2004, the Committee approved options on a number of shares representing approximately 15% of the executives' target cash bonus for the fiscal year, subject to adjustment based on an evaluation of management. The options were granted with an exercise price equal to the market price of the Company's common stock on the grant date and vest over a period of five years.

In addition to the cash bonuses and stock options described above for 2004, the Committee approved special awards in January 2005 to certain executives recognized for their special contributions during 2004. Individual awards of up to $50,000 in cash bonus and option grants on up to 25,000 shares were made to six executive officers excluding the Chief Executive Officer.

Chief Executive Officer Compensation

Mr. Weil's compensation is determined in the context of his employment agreement which provided him with a base salary rate of approximately $816,000 for 2004 and an opportunity to receive up to $1 million as incentive compensation within the framework of the MICP bonus plan. The Committee approved payment of the maximum incentive amount to Mr. Weil as a result of the Company and Mr. Weil having achieved the financial and performance objectives discussed above and approved a stock option award covering 150,000 shares, representing the formula amount discussed above for 2004 awards under the shareholder approved 2003 Incentive Compensation Plan. (For additional information relating to Mr. Weil's employment agreement, see "Employment Agreements" above.)

Tax Deductibility of Executive Compensation

In implementing the Company's compensation programs, the Committee's general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code which limits a public company's tax deduction for certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated executive officers serving at the end of the year. The Committee has taken steps so that incentive compensation and stock options granted to senior executive officers can qualify as "performance-based" compensation which is excluded from the $1 million deductibility cap imposed under 162(m). Some forms of compensation, however, such as salary in excess of $1 million and incentive stock options do not qualify for tax deductibility. While the Committee seeks to take advantage of favorable tax treatment in implementing the Company's executive compensation programs, the Committee will authorize compensation that does not qualify for tax deductibility if the Committee believes it is necessary or appropriate to give priority to other objectives of the Company.

Compensation Committee
Howard Gittis, Chairman Eric M. Turner Joseph R. Wright, Jr.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return over the sixty-two month period from October 31, 1999 through December 31, 2004 on (a) our common stock, (b) the Nasdaq National Market, on which our shares of common stock are traded and (c) a peer group index of companies that provide services similar to ours, consisting of International Lottery and Totalisator Systems, Inc., Churchill Downs, Inc. and GTECH Holdings Corp. (the "Peer Group Index"). The peer group companies have been weighted based upon their relative market capitalization each year. The graph assumes that $100 was invested on October 31, 1999 in our common stock, the Nasdaq and the Peer Group Index and that all dividends were reinvested. We changed our fiscal year-end from an October 31 year-end to a calendar year-end, beginning with the year ended December 31, 2001, so that the measurement period for the performance graph covers the fiscal year ended October 31, 2000, the two-month transition period ended December 31, 2000, and the fiscal years ended December 31, 2001, 2002, 2003 and 2004.

Comparison of Sixty-Two Month Cumulative Total Return

	10/99	10/00	12/00	12/01	12/02	12/03	12/04
Scientific Games Corporation	$100.00	$120.95	$115.10	$341.40	$283.26	$662.11	$930.16
Nasdaq Stock Market	$100.00	$91.81	$74.27	$56.34	$32.59	$47.60	$50.52
Peer Group Index	$100.00	$92.26	$106.13	$198.15	$233.53	$371.30	$403.58

Change of Accountants in 2003

Effective May 20, 2003, we engaged Deloitte & Touche LLP to serve as independents accountants and dismissed KPMG LLP, which had served as independent accountants since 1984. The decision to change accountants was made by the Audit Committee.

KPMG LLP's reports on our financial statements for each of the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP's audit report included in our Form 10-K filed on March 24, 2003 contained a separate paragraph stating that we had adopted the provisions of Statement of Financial Standards No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002.

During the fiscal years ended December 31, 2001 and 2002 and the interim period between December 31, 2002 and May 20, 2003, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the firm's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its audit reports for such years, nor did any of the events described in Item 304(a)(1)(v) of Regulation S-K occur during such periods.

During the fiscal years ended December 31, 2001 and 2002 and the interim period between December 31, 2002 and May 20, 2003, we did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or with respect to the type of audit opinion that might be rendered on our financial statements or any other matters or events listed in Item 304(a)(2)(i) or (ii) of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's accounting, auditing and financial reporting processes. The Committee acts under a written charter which was filed with last year's proxy statement and can be accessed through the Company's website at www.scientificgames.com.

As part of the Committee's oversight responsibilities, we reviewed and discussed the Company's financial statements for the year ended December 31, 2004 with management and Deloitte & Touche LLP, the independent accountants for the Company. We also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

We received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Deloitte & Touche LLP its independence from the Company. We also considered whether the tax consulting and other non-audit services provided during 2004 by Deloitte & Touche LLP are compatible with maintaining auditor independence.

Based on these reviews and discussions and in reliance thereon, we recommended to the Board of Directors that the audited financial statements for the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee
Colin J. O'Brien, Chairman Barry F. Schwartz Sir Brian G. Wolfson Joseph R. Wright, Jr.

Fees Paid to Independent Accountants

Deloitte & Touche LLP billed the following fees for professional services rendered in respect of the Company's fiscal years ended December 31, 2003 and 2004:

	2003 Fees	2004 Fees
Audit Fees	$845,000	$2,233,000
Audit Related Fees	$545,000	$355,000
Tax Fees	$277,000	$1,527,000
All Other Fees	-0-	-0-

The Audit Fees listed above were billed in connection with the audit of our consolidated financial statements for the fiscal year and the review of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year and, for fiscal 2004, includes approximately $1,139,000 for services provided in connection with the requirements of the Sarbanes-Oxley Act of 2002. The Audit Related Fees listed above were billed for accounting consultations and audits in connection with acquisitions and in connection with filings with the Securities and Exchange Commission. The Tax Fees listed above were billed for tax compliance, planning and advice, including with respect to proposed and consummated acquisitions and the integration of recently acquired businesses and, for fiscal 2004, the majority of fees related to the reorganization of our international operations.

Pre-Approval Policy for Services Performed by Independent Accountant

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent accountant. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent accountant.

The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Committee must give prior approval for any amount or type of service within four categories — audit, audit-related, tax services or, to the extent permitted by law, other services — that the independent accountant provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Deloitte & Touche LLP as independent accountants for the fiscal year ending December 31, 2005 and stockholders are being asked to ratify such appointment.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Approval of the proposal to ratify the appointment of the independent accountants requires the affirmative vote of a majority of the votes entitled to be cast in person or by proxy at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED
2003 INCENTIVE COMPENSATION PLAN

At the meeting, stockholders will be asked to approve the amended and restated 2003 Incentive Compensation Plan (the "2003 Plan"), which was approved by the Board of Directors on May 5, 2005. This amendment to the 2003 Plan will increase the number of shares reserved under the Plan by 2 million shares. Other changes being made will update the 2003 Plan in light of regulatory changes, including new restrictions on deferred compensation under Section 409A of the Internal Revenue Code.

The Board of Directors and the Compensation Committee (the "Committee") approved the 2003 Plan to help the Company attract and retain high caliber employees and directors, to provide equitable and competitive compensation opportunities, to encourage and reward achievement of annual and multi-year operational and financial performance objectives and promote creation of long-term value for stockholders by closely aligning the interests of employees and directors with the interests of stockholders.

The Board and the Committee believe that awards linked to common stock and cash-based incentive awards provide incentives for the achievement of important operational and/or financial performance objectives which are vital to the long-term success of the Company. The 2003 Plan therefore is a key element in the Company's overall compensation program.

Overview of 2003 Plan Awards

The 2003 Plan authorizes a broad range of awards, including:

•	stock options;

•	stock appreciation rights ("SARs");

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•	deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called "restricted stock units");

•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

•	other awards based on common stock;

•	dividend equivalents;

•	cash-based performance awards tied to achievement of specific performance objective; and

•	shares issuable in lieu of rights to cash compensation, including under the Company's elective deferred compensation program.

Reasons for Stockholder Approval

The Board seeks stockholder approval of the amended and restated 2003 Plan in order to meet requirements of the Nasdaq National Market and to satisfy requirements of tax law to help preserve the Company's ability to claim tax deductions for compensation to senior executive officers. In addition, the Board regards stockholder approval of the amended and restated 2003 Plan as desirable and consistent with corporate governance best practices.

Section 162(m) of the Internal Revenue Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the "named executive officers"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the amended and restated 2003 Plan will be deemed to include reapproval of the general business criteria upon which performance objectives for performance awards are based, described below under the caption "Performance Awards" and "Annual Incentive Awards." Stockholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m). Stockholder approval of the performance goal inherent in stock options and stock appreciation rights (increases in the market price of stock) is not subject to a time limit under Section 162(m).

In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code for a period of ten years. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing

The 2003 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options previously granted under the Plan in a transaction that constitutes a "repricing." For this purpose, a "repricing" means amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

Description of the 2003 Plan

The following is a brief description of the material features of the amended and restated 2003 Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the amended and restated 2003 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Shares Available under the 2003 Plan.    The amendment and restatement of the 2003 Plan will add 2 million shares of common stock for awards. As currently in effect, the 2003 Plan reserves 6.5 million shares, plus the 140,913 shares that remained available under the 1997 Incentive Compensation Plan (the "1997 Plan") when the 2003 Plan became effective and shares which thereafter become available due to forfeitures, expirations or other events triggering share recaptures of 1997 Plan awards under applicable share counting provisions. The number of shares reserved under the 2003 Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

As of May 19, 2005, 2,693,229 shares remained available for grant under the 2003 Plan, 3,840,822 shares were subject to outstanding options and other awards under the 2003 Plan and 3,078,212 shares were subject to outstanding options and other awards under the 1997 Plan. In addition, 84,920 shares remained available for grant under the Company's other equity award plans and 1,255,952 shares were subject to outstanding options and other awards under such other plans. This excludes the Company's Employee Stock Purchase Plan.

Only the number of shares actually delivered to participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2003 Plan. Thus, shares will become available again for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of an SAR than the number to which the SAR related (this provision is clarified in the amended and restated 2003 Plan), or if shares that had been issued as restricted stock are forfeited. The amended and restated 2003 Plan clarifies that awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2003 Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2003 Plan. Shares delivered under the 2003 Plan may be either newly issued or treasury shares.

On May 19, 2005, the last reported sale price of the Company's common stock on the Nasdaq National Market was $24.02 per share.

Per-Person Award Limitations.    The 2003 Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the 2003 Plan—options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards—relating to no more than his or her "Annual Limit." The Annual Limit equals 1.5 million shares plus the amount of the participant's unused Annual Limit relating to that type of share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to incentive awards not valued by reference to common stock at the date of grant, the 2003 Plan limits such performance awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $3 million plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The amendment and restatement will not change these limits. The per-person limits for each type of stock-based award are independent of one another and independent of the limit on cash-denominated performance awards. These limits apply only to awards under the 2003 Plan, and do not limit the Company's ability to enter into compensation arrangements outside of the 2003 Plan.

Adjustments to Shares Reserved, Awards and Award Limits.    Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Company is obligated to adjust outstanding awards upon occurrence of these events, including to the number of shares subject to an award, any exercise price or share price referenced in the award terms (such as an SAR's base price) and other terms of the award, in order to preserve, without enhancing, the value of the award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as "performance-based" generally must conform to requirements imposed by Section 162(m).

Eligibility.    Executive officers and other officers and full-time employees of the Company and its subsidiaries (including directors), non-employee directors of the Company, and other persons who provide substantial services are eligible to be granted awards under the 2003 Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. As of May 19, 2005, the Company had approximately 3,300 full-time employees (including 7 executive officers) who would be potentially eligible for awards under the amended and restated 2003 Plan. A total of approximately 180 individuals held outstanding awards under the 2003 Plan as of May 19, 2005.

Administration.    The 2003 Plan is administered by the Committee, except that the Board may itself act in place of the Committee to administer the 2003 Plan, and determinations with respect to grants to non-employee directors must be made by the Board. The amendment to the 2003 Plan provides that the composition and governance of the Committee shall be established in the Committee's charter adopted by the Board. Subject to the terms and conditions of the 2003 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2003 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2003 Plan. Nothing in the 2003 Plan precludes the Committee from authorizing payment of compensation outside of the 2003 Plan, including bonuses based upon performance, to executive officers and other employees. The Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2003 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2003 Plan.

Stock Options and SARs.    The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under "Other Terms of Awards"). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and stock appreciation rights may be granted on terms that cause such awards not to be subject to Code Section 409A ("Section 409A"). Alternatively, such awards and cash stock appreciation rights may have terms that cause those awards to be deemed deferral arrangements subject to Section 409A. The Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.

Restricted and Deferred Stock/Restricted Stock Units.    The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "restricted stock units." The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the Committee.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations.    The 2003 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-Based Awards.    The Committee may grant performance awards, which may be cash-denominated awards or share-based awards (for example, performance shares). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	earnings per share (basic or fully diluted);

•	revenues;

•	earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	return on net assets, return on assets, return on investment, return on capital, return on equity;

•	economic value created;

•	operating margin or operating expense;

•	net income;

•	stock price or total stockholder return; and

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and service, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison, or in such other form as the Committee may determine. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

Annual Incentive Awards.    One type of performance award that may be granted under the 2003 Plan is Annual Incentive Awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executives are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Committee may specify additional requirements for the earning of such awards.

Other Terms of Awards.    Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Code Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. A new provision is being added to the 2003 Plan to allow vested but electively deferred awards to be paid out to the participant in the event of an unforeseeable emergency. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2003 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis for estate planning purposes.

The Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2003 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2003 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the exercise price of any option, base price of any SAR, or purchase price of any other award.

Dividend Equivalents.    The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Vesting, Forfeitures, and Related Award Terms.    The Committee may in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

The 2003 Plan provides that, upon a change in control (as defined), unless the Committee has limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse. In addition, any option that was not vested and exercisable throughout the 60 day period prior to the change in control may be surrendered for a cash payment equal to the spread, determined based on the highest market price during that 60-day period or, if higher, the consideration received by shareholders in the change in control transaction, although this cash-out right may be limited under the provisions of Section 409A of the Code. The Committee may also specify in any award agreement that performance conditions will be deemed met upon a change in control.

Amendment and Termination of the 2003 Plan.    The Board may amend, suspend, discontinue, or terminate the 2003 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Nasdaq rules. Nasdaq rules now require stockholder approval of material modifications to plans such as the 2003 Plan. Under these rules, however, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2003 Plan or broaden eligibility.

Unless earlier terminated, the 2003 Plan will terminate at such time that no shares reserved under the 2003 Plan remain available and the Company has no further obligation with respect to any outstanding award. However, the amendment and restatement will add a limitation providing that new awards may not be granted more than ten years after the date of the most recent approval of the 2003 Plan by stockholders.

Federal Income Tax Implications of the 2003 Plan

The Company believes that under current law the following federal income tax consequences generally would arise with respect to awards under the 2003 Plan.

Options and stock appreciation rights that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise. A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax "basis" in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

Some options and SARs, such as those with deferral features, and an SAR settleable in cash, may be subject to Code Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to meet certain restrictions in order for the participant not to be subject to tax and a tax penalty at the time of vesting. One significant restriction would be a requirement that the distribution not be controlled by the participant's discretionary exercise of the option or stock appreciation right (subject to limited exceptions). If the distribution and other award terms meet applicable requirements under Section 409A, the participant would realize ordinary income at the time of distribution rather than earlier, with the amount of ordinary income equal to the distribution date value of the shares less any exercise price actually paid. The Company would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

Awards other than options and stock appreciation rights that result in a transfer to the participant of cash, shares or other property generally will be structured under the 2003 Plan to meet applicable requirements under Code Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if the Company grants an award of deferred stock that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares are actually delivered, and the Company's right to claim a tax deduction will be deferred until that time. On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Code Section 409A. Certain participant elections and the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred and tax penalties avoided by the participant upon vesting of the award.

As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2003 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2003 Plan will be fully deductible under all circumstances. In addition, other awards under the 2003 Plan generally will not so qualify, so that compensation paid to named executive officers in connection with such awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, not be deductible by the Company as a result of Section 162(m).

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2003 Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the 2003 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2003 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the 2003 Plan

Because future awards under the amended and restated 2003 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time, except as described in the next paragraph below. Information regarding the Company's recent practices with respect to annual incentive awards and stock-based compensation under the 2003 Plan is presented in the "Summary Compensation Table" and "Option Grants in Last Fiscal Year Table" elsewhere in this Proxy Statement and in the Company's financial statements for the fiscal year ended December 31, 2004 in the Annual Report which accompanies this Proxy Statement.

The Board has established a policy providing for specific grants of restricted stock and stock options to non-employee directors. This policy is described above under the caption "Directors' Compensation." The table below shows the total number of options and shares of restricted stock granted to non-employee directors as a group under the 2003 Plan in the Company's last fiscal year:

Plan Benefits – 2003 Plan

Name and Position	Options	Restricted Stock
Non-Executive Director Group (8 persons)	50,000	14,248

With respect to the current fiscal year, the non-employee directors received a total of 10,008 shares of restricted stock and, assuming continued service by current directors and no new appointments, two of the directors, who joined the Board in September 2000, will be granted a stock option for 50,000 shares upon the fifth anniversary of their becoming directors.

If stockholders decline to approve the amended and restated 2003 Plan, new awards will not be granted under the 2003 Plan that would have otherwise been permitted under the amendment and restatement of the 2003 Plan, to the extent necessary so that submission of the 2003 Plan to stockholders will have met the requirements of Treasury Regulation 1.162-27(e)(4). The 2003 Plan, as previously approved by stockholders, would remain in effect, however.

Vote Required For Approval

Approval of the amended and restated 2003 Plan requires the affirmative vote of a majority of the votes entitled to be cast in person or by proxy at the meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Equity Compensation Plan Information

The following table provides information about the shares of our common stock that may be issued upon the exercise of stock options and other stock rights under all of our equity compensation plans as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,651,918	$10.72	3,787,670
Equity compensation plans not approved by security holders(2)	980,302	$4.37	84,245
Total	8,632,220	$10.00	3,871,915

(1)	The "Equity compensation plans approved by security holders" consist of the 1992 Equity Incentive Plan; the 1997 Incentive Compensation Plan; the 2002 Employee Stock Purchase Plan; and the 2003 Incentive Compensation Plan.

(2)	The "Equity compensation plans not approved by security holders" consist of employment inducement stock options awarded during 2003; and the 1995 Equity Incentive Plan.

Inducement Stock Options.    During 2003, we granted stock options covering a total of 170,000 shares under employment inducement award agreements to four newly hired employees. These options, 129,750 of which remained outstanding at December 31, 2004, were granted at exercise prices ranging from $5.88 to $7.60 per share and each such option has a ten-year term and becomes exercisable in four equal annual installments, one-quarter of the total on each of the first four anniversaries of the date of grant.

The 1995 Equity Incentive Plan.    The 1995 Equity Incentive Plan, which was originally adopted by our Board of Directors in May 1995, authorizes grants of non-qualified stock options, deferred stock and other stock-related awards to employees who are not executive officers or directors. As of December 31, 2004, 850,552 shares were subject to outstanding awards under the 1995 Plan and 84,245 shares remained available for grant. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Committee's practice has been to award stock options which vest in four or five equal annual installments (with the first installment vesting on the first anniversary of the grant date), have an exercise price equal to the fair market value of the common stock on the grant date, and expire on the tenth anniversary of the date of grant. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the event of a consolidation or merger of the Company or a sale of substantially all of the Company's assets. The Board may amend, suspend, discontinue, or terminate the 1995 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Nasdaq rules which would require stockholder approval for material modifications of the 1995 Plan. Unless earlier terminated, the 1995 Plan will terminate at such time that no shares reserved under the 1995 Plan remain available and the Company has no further obligation with respect to any outstanding award.

ANNUAL REPORT ON FORM 10-K

The audited financial statements for our fiscal year ended December 31, 2004 and certain other financial and business information are contained in the Annual Report to Stockholders which accompanies this Proxy Statement. Stockholders may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 without charge by contacting the Director of Corporate Communications, Scientific Games Corporation, 750 Lexington Avenue, 25th Floor, New York, NY 10022 (telephone: 212-754-2233; e-mail: invrel@scientificgames.com). Stockholders can also access the Form 10-K through our website at www.scientificgames.com.

OTHER MATTERS

We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies at a fee of $4,000 plus reimbursement of reasonable out-of-pocket costs and expenses.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the next annual meeting of stockholders, it must be received at our principal executive offices, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: Secretary, not later than January 23, 2006. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, that permit them to prove the date of delivery.

If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under Exchange Act, we must receive notice of such proposal at the address given above by April 8, 2006, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year's annual meeting. If the Board changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice under Item 5 in our earliest possible quarterly report on Form 10-Q or, if that is impracticable, by any means reasonably calculated to inform the stockholders.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors MARTIN E. SCHLOSS Vice President, General Counsel and Secretary

Dated: May 23, 2005

Appendix A

SCIENTIFIC GAMES CORPORATION

2003 Incentive Compensation Plan
As Amended and Restated

1.    Purpose.    The purpose of this 2003 Incentive Compensation Plan, as amended and restated (the "Plan"), is to assist Scientific Games Corporation, a Delaware corporation (the "Company"), and its subsidiaries in attracting, retaining, motivating and rewarding executives, directors, employees, and other persons who provide services to the Company and/or its subsidiaries, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The Plan authorizes stock-based and cash-based performance incentives for participants, to encourage such persons to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Internal Revenue Code to the extent deemed appropriate by the Committee which administers the Plan.

2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)    "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b)    "Award" means any award of an Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award (including an Annual Incentive Award) together with any other right or interest granted to a Participant under the Plan.

(c)    "Beneficiary" means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)    "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)    "Board" means the Company's Board of Directors.

(f)    "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

(g)    "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

(h)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations, proposed regulations and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(i)    "Committee" means the Compensation Committee of the Board of Directors, the composition and governance of which is established in the Committee's Charter as approved from time to time by the

Board and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan.

(j)    "Covered Employee" means a person designated by the Committee as likely to be a "covered employee," as defined under Code Section 162(m), with respect to a specified fiscal year or other performance period.

(k)    "Deferred Stock" means a conditional right, granted to a Participant under Section 6(e) hereof, to receive Stock, at the end of a specified deferral period.

(l)    "Dividend Equivalent" means a conditional right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(m)    "Effective Date" means the date of approval of the Plan by stockholders of the Company.

(n)    "Eligible Person" means each executive officer and other officer or full-time employee of the Company or of any subsidiary, including each such person who may also be a director of the Company, each non-employee director of the Company, each other person who provides substantial services to the Company and/or its subsidiaries and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

(o)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(p)    "Fair Market Value" means the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices of Stock on a given date or, if there are no sales on that date, on the latest previous date on which there were sales, reported for composite transactions in securities listed on the principal trading market on which Stock is then listed. Fair Market Value relating to the exercise price or grant price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

(q)    "409A Awards" means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. "Non-409A Awards" means Awards other than 409A Awards; an Award granted before January 1, 2005 which is eligible for "grandfathering" under Code Section 409A (generally such an Award must be vested before January 1, 2005 in order to be grandfathered) constitutes a Non-409A Award unless the Committee instead designates it as a 409A Award. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock will be Non-409A Awards (with conforming terms, as provided in Section 10(h)) unless otherwise expressly specified by the Committee.

(r)    "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto that may be granted to Eligible Persons who are employees.

(s)    "Limited SAR" means a conditional right granted to a Participant under Section 6(c) hereof.

(t)    "Option" means a conditional right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(u)    "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

(v)    "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(w)    "Performance Award" means a conditional right, granted to a Participant under Section 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(x)    "Preexisting Plan" mean the Company's 1997 Incentive Compensation Plan, as amended and restated.

(y)    "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(z)    "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(aa)    "Stock" means the Company's Class A Common Stock, $.01 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(bb)    "Stock Appreciation Rights" or "SAR" means a conditional right granted to a Participant under Section 6(c) hereof.

3.    Administration.

(a)    Authority of the Committee.    Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and may perform any function of the Committee under the Plan for any other purpose (subject to Nasdaq Marketplace Rule 4350(c)(3)), including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders.

(b)     Manner of Exercise of Committee Authority.    The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law. The Committee may appoint agents to assist it in administering the Plan.

(c)     Limitation of Liability.    The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Shares Available Under the Plan.

(a)     Number of Shares Available for Delivery.    Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 8.5 million plus the number of shares that, under the Preexisting Plan, remain available at the Effective Date or thereafter would become available under the terms of the Preexisting Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)     Share Counting Rules.    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award that is canceled, expired, forfeited, settled in cash or terminated or settled without delivery of the full number of shares subject to such Award to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that shares shall not become available under this Section 4(b) in an event that would constitute a "material amendment" of the Plan subject to shareholder approval under Marketplace Rule 4350(i) and other applicable rules of the Nasdaq National Market. For purposes of determining the number of Shares that become available as of the Effective Date under the Preexisting Plan, the share counting rules of the Preexisting Plan will apply, and the share counting rules of this Plan shall thereafter apply with respect to awards that remain outstanding under the Preexisting Plan and Awards granted under this Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 4(a) upon delivery (or later vesting) and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

5.    Eligibility; Per-Person Award Limitations.

(a)     Grants to Eligible Persons.    Awards may be granted under the Plan only to Eligible Persons.

(b)    Annual Per-Person Award Limitations.    In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), and 6(h) (including Performance Awards under Section 7 based on Awards authorized by each referenced subsection) relating to a number of shares of Stock up to his or her Annual Limit. A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1.5 million shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c). In the case of a cash-denominated Award for which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a cash Performance Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $3 million plus the amount of the Participant's unused cash

Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent a cash amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6.    Specific Terms of Awards.

(a)     General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(h)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)     Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)    Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 6(f) or 8(a) hereof. In addition, in connection with a merger, consolidation or reorganization of the Company or any of its subsidiaries, the Committee may grant Options with an exercise price per share less than the market value of the Common Stock on the date of grant if such Options are granted in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization.

(ii)    Time and Method of Exercise.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (subject to Section 10(h) and (i)), including, without limitation, cash, Stock (including Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, to the extent permitted under Code Section 409A, deferred delivery of shares as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)    ISOs.    The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first consented to the change that will result in such disqualification. ISOs may be granted only to employees of the Company or any of its subsidiaries. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which ISOs granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such Options shall be treated as Options that are not ISOs.

(c)    Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)    Right to Payment.    A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR..

(ii)    Other Terms.    The Committee shall determine, at the date of grant or thereafter, the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, whether or not the SAR will be a 409A Award or Non-409A Award (cash SARs will in all cases be 409A Awards), and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control, termination of service following a Change in Control, or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)    Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

(ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and/or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Deferred Stock.    The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock at the end of a specified deferral period, subject to the following terms and conditions:

(i)    Award and Restrictions.    Settlement of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock. Deferred Stock subject to a risk of forfeiture may be called "restricted stock units" or otherwise designated by the Committee.

(iii)    Dividend Equivalents.    Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f)    Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

7.    Performance Awards, Including Annual Incentive Awards

(a)     Performance Awards Generally.    The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

(b)     Performance Awards Granted to Covered Employees.    If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)    Performance Goals Generally.    The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)    Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created; (7) operating margin or operating expense; (8) net income; (9) Stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and services, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)    Performance Period; Timing for Establishing Performance Goals; Per-Person Limit.    Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 5(b).

(iv)    Performance Award Pool.    The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company or a business unit in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(i). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)    Settlement of Performance Awards; Other Terms.    Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards; any resulting payments need not qualify as performance-based compensation under Section 162(m) if the authorization of such non-qualifying payments would not otherwise disqualify the Performance Award apart from the termination or change in control.

(c)     Annual Incentive Awards Granted to Designated Covered Employees.    The Committee may grant a Performance Award in the form of an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and shall comply with the other requirements set forth in Section 7(b).

(d)    Written Determinations.    Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.    Certain Provisions Applicable to Awards.

(a)    Stand-Alone, Additional, Tandem, and Substitute Awards.    Subject to Section 10(e), Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 10(h) and (i), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

(b)    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or, in the case of an ISO, such shorter term as may be required under Code Section 422).

(c)     Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan (including Sections 10(h) and (i)) and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control, subject to Sections 10(h) and (i)). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payment deferred pursuant to this Section 8(c) shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83) and deferred at the election of the Participant, such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

(d)    Additional Award Forfeiture Provisions.    The Committee may condition a Participant's right to receive a grant of an Award, to exercise the Award, to retain Stock acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.

(e)    Exemptions from Section 16(b) Liability.    With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may elect to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(i)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

9.    Change in Control.

(a)     Effect of "Change in Control."    In the event of a "Change in Control," the following provisions shall apply unless otherwise provided in the Award agreement:

(i)    Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control;

(ii)    If any optionee holds an Option immediately prior to a Change in Control that was not previously exercisable and vested in full throughout the 60-day period preceding the Change in Control, he shall be entitled to elect, during the 60-day period following the Change in Control, in lieu of acquiring the shares of Stock covered by the portion of the Option that was not vested and exercisable within such 60-day period, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such portion of the Option;

(iii)    The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv)    With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

The foregoing notwithstanding, any benefit or right provided under this Section 9 in the case of any non-409A Award shall be limited to those benefits and rights permitted under Code Section 409A, and any benefit or right provided under this Section 9 that would result in a distribution of a 409A Award at a time or in a manner not permitted by Section 409A shall be limited to the extent necessary so that the distribution is permitted under Section 409A. For this purpose, the distribution of a 409A Award (i) triggered by a Change in Control will remain authorized if the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v), and (ii) triggered by a termination of employment with or service to the Company or a subsidiary following a Change in Control by a specified employee, within the meaning of Code Section 409A(a)(2)(B)(i), will remain authorized to occur six months after such termination.

(b)     Definition of "Change in Control."    A "Change in Control" shall mean the occurrence of any of the following:

(i)    when any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least 40% percent (or such greater percentage as the Committee may specify in connection with the grant of any Award) of the combined voting power of the Company's then-outstanding securities; or

(ii)    the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary by merger or otherwise or for the purchase by an entity other than the Company or a subsidiary of substantially all of the assets of the Company.

(c)     Definition of "Change in Control Price."    The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding the Change in Control.

10.    General Provisions.

(a)     Compliance with Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(h), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)     Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred for estate planning purposes to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)     Adjustments.    In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in such equitable manner as it may determine, adjust any or all of (A) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (D) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 10(i)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (A) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (B) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder; and provided further, that adjustments to Non-409A Awards will be made only to the extent permitted under 409A.

(d)     Taxes.    The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis, in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Company. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(e)     Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting the record date for which is at or following the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. (For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant.) The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided that the Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without the prior approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing." For this purpose, a "repricing" means: (1) amending the terms of an Option after it is granted to lower its exercise price, except pursuant to Section 10(c) hereof; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.

(f)     Limitation on Rights Conferred under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g)     Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)    Certain Limitations on Awards to Ensure Compliance with Section 409A.    For purposes of this Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being "permitted" under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i), and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Section 409A for such Award. Non-409A Awards that are "grandfathered" under Section 409A and that, but for such grandfathered status, would be deemed 409A Awards shall be subject to the terms and conditions of the Plan as amended and restated as of May 5, 2005 other than Sections 6(b)(ii) and 6(c)(ii), provided that if any provision adopted by amendment to the Plan or an Award Agreement after October 3, 2004, would constitute a material modification of a grandfathered Non-409A Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to this last sentence of Section 10(h).

(i)     Certain Limitations Relating to Accounting Treatment of Awards.    At any time that the Company is accounting for stock-denominated Awards (other than SARs) under Accounting Principles Board Opinion 25 ("APB 25"), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in "variable" accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 10(e)

of the Plan. This provision shall cease to be effective if and at such time as the Company elects to no longer account for equity compensation under APB 25.

(j)     Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(k)     Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l)     Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(m)    Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, the contract and other laws of the State of New York without giving effect to principles of conflicts of laws, and applicable federal law.

(n)    Preexisting Plan.    Upon stockholder approval of the Plan as provided under Section 10(o), no further grants of Awards will be made under the Preexisting Plan.

(o)    Plan Effective Date and Termination.    The Plan was adopted by the Board of Directors on April 24, 2003 and became effective upon its approval by the Company's stockholders on June 23, 2003. This amendment and restatement of the Plan shall be effective upon its approval by the Company's stockholders by the affirmative vote of the holders of a majority of the voting securities of the Company entitled to be cast in person or by proxy at the Company's 2005 annual meeting of stockholders. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; provided, however, that no new Awards may be granted more then ten years after the date of the latest approval of the Plan by stockholders of the Company.

                          SCIENTIFIC GAMES CORPORATION
           750 LEXINGTON AVENUE, 25TH FLOOR, NEW YORK, NEW YORK 10022
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 14, 2005

      The undersigned hereby appoints Martin E. Schloss and DeWayne E. Laird, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock of Scientific Games Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Games
Corporation to be held at the Regency Hotel, 540 Park Avenue, New York, New York
at 10:00 a.m., on Tuesday, June 14, 2005, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                          SCIENTIFIC GAMES CORPORATION

                                 JUNE 14, 2005

                           PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.                --------------------------
                        - OR -                        COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES              --------------------------
(1-800-776-9437) from any touch-tone telephone        ACCOUNT NUMBER
and follow the instructions. Have your proxy card     --------------------------
available when you call.
                        - OR -                        --------------------------
INTERNET - Access "WWW.VOTEPROXY.COM" and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

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You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.
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  Please detach along perforated line and mail in the envelope provided ONLY IF you are not voting via telephone or the Internet.

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  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                            "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
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1. Election of Directors:
                              NOMINEES:
[ ]FOR ALL NOMINEES           A. Lorne Weil
                              Peter A. Cohen
[ ]WITHHOLD AUTHORITY         Colin J. O'Brien
   FROM ALL NOMINEES          Ronald O. Perelman
                              Howard Gittis
[ ]FOR ALL EXCEPT             Barry F. Schwartz
   (See instruction below)    Eric M. Turner
                              Sir Brian G. Wolfson
                              Joseph R. Wright, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and write the name(s) of any such nominee(s) in the space provided below:

               --------------------------------------------------

               --------------------------------------------------

                                                          FOR   AGAINST  ABSTAIN

2. Ratification of Deloitte & Touche LLP as independent    [ ]      [ ]      [ ]
   accountants of the Company for the fiscal year ending
   December 31, 2005.

3. Approval of an amendment and restatement of the         [ ]      [ ]      [ ]
   Company's 2003 Incentive Compensation Plan.

4. On such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1,
FOR PROPOSALS 2 AND 3 AND, IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR
OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

               Please check if you plan to attend the meeting. [ ]

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To change the address on your account, please check the box at right and indicate your new address in the address space above. Changes to the name(s) on
the account may not be submitted this way.                                  [ ]
--------------------------------------------------------------------------------

Signature of Stockholder                           Date:
                        ---------------------------     ------------------------
Signature of Stockholder                           Date:
                        ---------------------------     ------------------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.